EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

  Famous Uncle Al’s Hot Dogs & Grille, Inc.

I hereby consent to the incorporation in this Form SB-2 Registration Statement of my report dated March 30, 2006, relating to the financial statements of Famous Uncle Al’s Hot Dogs & Grille, Inc., for the period from March 4, 2005 (Inception) through December 31, 2005.

I also consent to the reference to me under the caption “Experts” in the Prospectus.

March 31, 2006

/s/   Michael F. Cronin

Certified Public Accountant

687 Lee Road

Rochester, NY 14606